EXHIBIT 99.1
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Press Release                                              FOR IMMEDIATE RELEASE

                            UNITED-GUARDIAN ANNOUNCES
                              SPECIAL CASH DIVIDEND


Hauppauge, NY, May 18, 2006 - United-Guardian, Inc. (AMEX:UG) reported today that its Board of Directors had declared a special cash dividend of $.25 per share to all stockholders of record as of the close of business on June 2, 2006, to be paid to stockholders on June 16, 2006.

Ken Globus, President of United-Guardian, stated, "As a result of the very profitable year we had in 2005, as well as the expectation that this year will be strong as well, the Board of Directors has decided that the issuance of a special dividend comparable to those issued in each of the last two years is once again appropriate. We are confident that our ongoing R&D efforts, along with our continuing efforts to expand the marketing of our products, will enable us to continue to increase our sales, and that our cash reserves will continue to be more than adequate to fund any capital expenditures that will be needed in the near future."

                                                  Contact:    Robert S. Rubinger
                                                              Public Relations
                                                              (631) 273-0900

     United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.



NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.